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                                                                   EXHIBIT 10.28

                               CIBA-GEIGY LIMITED
                               BASLE, SWITZERLAND



                                                     The Board of Directors of
                                                     Oncogene Science, Inc.
                                                     106 Charles Lindbergh Blvd.
                                                     Uniondale, NY  11553-3649
                                                     USA

                                                     April 19, 1995

Dear Sirs:

         The undersigned, Ciba-Geigy Limited ("the Purchaser") hereby subscribes for and purchases 909,091 shares ("the Shares") of Common Stock, $.01 par value per share, of Oncogene Science, Inc., a Delaware corporation ("the Company"), for a total consideration of U.S. $5,000,000.50 in cash, such consideration to be paid and the Shares to be issued to the Purchaser within 10 business days of the date hereof.

         Certain of the capitalized terms used herein are defined in the Collaborative Agreement between the Purchaser and the Company dated as of the 19th April, 1995.

         The Purchaser hereby agrees, represents and warrants to the Company that:

         (1) The Purchaser is acquiring the Shares for its own account (and not for the account of others) for investment and not with a view to the distribution or resale thereof;

         (2) By virtue of its position, the Purchaser has access to the same kind of information which would be available in a registration statement filed under the Securities Act of 1933;

         (3)     The Purchaser is a sophisticated investor;

         (4) The Purchaser shall have the registration rights set forth in the Registration Rights Agreement between the Purchaser and the Company dated as of the 19th April, 1995. The Purchaser agrees that if any of the Shares are sold prior to the 19th April, 1999 without the written consent of the Company, the option set forth in Section 5.8 of the Collaborative Agreement to include all other indications for the Compound in the Licensed Indications shall lapse. If at the time of the sale of the Shares such option has already been exercised, then such other indications shall thereupon be removed from the Licensed Indications.

         (5) The Purchaser understands that it may not sell or otherwise dispose of such shares in the absence of either a registration statement under the Securities Act of 1933 or an exemption from the registration provisions of the Securities Act of 1933; and
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The Board of Directors of
Oncogene Science, Inc.
April 19, 1995
Page 2




         (6) The certificates representing the Shares may contain a legend to the effect of (5) above, and the Company may place stop-transfer orders with the transfer agent of the Company's securities with respect to the Shares in the event of any sale or disposal, or purported sale or disposal, of the Shares contrary to (5) above.

         This Stock Subscription and Purchase Agreement shall be binding upon the successors and assigns of the undersigned, and may not be amended or modified except by any agreement in writing signed by the parties hereto. This Stock Subscription and Purchase Agreement shall be governed by the laws of the State of New York, without regard to principles of conflicts of laws.

                                               Yours faithfully,

                                               CIBA-GEIGY Limited



                      /s/ M. Sundman                            /s/ R.E. Walker
                      Head of Business Development              Division Counsel


Accepted:

ONCOGENE SCIENCE, INC.



By:  /s/ Gary E. Frashier
     -------------------------------
Name:    Gary E. Frashier
Title:   Chief Executive Officer





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